UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2009
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Applied Plaza, Cleveland, Ohio	44115

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 426-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On September 10, 2009, the Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”), adopted the 2010 Management Incentive Plan and issued long-term incentive awards to the executive officers pursuant to, and consistent with the terms of, Applied’s 2007 Long-Term Performance Plan.
(1) 2010 Management Incentive Plan.
The Committee adopted the fiscal 2010 Management Incentive Plan (the “MIP”), a program for rewarding executive officers for achieving annual goals. The size of the incentive payments depends on the level of performance achieved relative to net income goals set by the Committee. MIP payments can range from 0% to 200% (for outstanding achievement) of the target incentive value the Committee established for each officer. A copy of the updated MIP General Terms is attached as Exhibit 10.01 to this Form.
(2) Long-Term Incentive Awards.
The Committee made the following long-term incentive awards to the executive officers:
a.	Stock Appreciation Rights. A copy of updated Stock Appreciation Rights Award Terms and Conditions is attached as Exhibit 10.02 to this Form.
b.	Restricted Stock Units. A copy of Restricted Stock Units Terms and Conditions is attached as Exhibit 10.03 to this Form.
c.	Performance Shares. A copy of Performance Shares Terms and Conditions is attached as Exhibit 10.04 to this Form.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)   Exhibits.

10.01	Management Incentive Plan General Terms

10.02	Stock Appreciation Rights Award Terms and Conditions

10.03	Restricted Stock Units Terms and Conditions

10.04	Performance Shares Terms and Conditions

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)
By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President-General Counsel & Secretary
Date: September 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.01	Management Incentive Plan General Terms

10.02	Stock Appreciation Rights Award Terms and Conditions

10.03	Restricted Stock Units Terms and Conditions

10.04	Performance Shares Terms and Conditions